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                                                                     EXHIBIT 5.1

      DR. IUR. DANIEL DAENIKER

                  RECHTSANWALT

       HOMBURGER RECHTSANWALTE
         WEINBERGSTRASSE 56/58
                CH-8006 ZURICH
   POSTFACH 388/CH-8035 ZURICH

        TELEFON +411 265 35 35
            FAX +411 265 35 11
  DANIEL.DAENIKER@HOMBURGER.CH

ALCON, INC.
BOSCH 69
CH-6331 HUNENBERG


MARCH 13, 2002 DADP / LUG



ALCON, INC.


REGISTRATION STATEMENT ON FORM F-1


EXHIBIT 5 OPINION


Ladies and Gentlemen:


We have been retained as special Swiss counsel to Nestle S.A., the sole shareholder of Alcon, Inc., a corporation incorporated under the laws of Switzerland (ALCON), and, for purposes of this opinion, by Alcon in connection with the registration statement on Form F-1 (file no. 333-83286), as filed with the United States Securities and Exchange Commission (the SEC) on February 22, 2002, (the REGISTRATION STATEMENT) under the United States Securities Act of 1933, as amended (the ACT), with respect to the issuance and sale of a maximum of 76,725,000 common shares, par value CHF 0.20 per share (the COMMON SHARES) of Alcon.


1. DOCUMENTS REVIEWED

   In connection with this opinion, we have reviewed the following documents:


          (i)   articles of association of Alcon dated as of February 25, 2002;



          (ii) organizational regulations of Alcon, to become effective as of March 21, 2002;



          (iii) the Registration Statement as filed with the SEC on February 22, 2002; and



          (iv) excerpt from the Commercial Register of the Canton of Zug, Switzerland, dated February 26, 2002, relating to Alcon.


   No documents have been reviewed by ourselves in connection with this opinion, other than those listed above. Accordingly, our opinion is limited to the above documents and their impact on the parties under Swiss law.

2. ASSUMPTIONS

   In rendering the opinion below, we have assumed the following:

        (a) the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Swiss law;

        (b) the offering of the Common Shares will be conducted in the manner described in the Registration Statement;

        (c) all representations and warranties made by any parties in any agreement governing the offering of Common Shares are true and accurate; and
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          (d) all documents purporting to be copies of originals are complete and conform to the originals.

3. OPINION

     Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinions:

        1. Alcon has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

        2. Alcon has and, assuming consummation of the transactions described in the Registration Statement, will have the issued and outstanding share capital, the authorized capital and the conditional capital as set forth in the Registration Statement.

        3. Upon (a) the due adoption of a resolution by the shareholders of Alcon authorising the issuance of the Common Shares, (b) the due adoption of a resolution of the board of directors of Alcon approving the issuance of the Common Shares and (c) the registration of the issuance of the Common Shares in the Commercial Register of the Canton of Zug, Switzerland, the Common Shares to be sold by Alcon as described in the Registration Statement will, pursuant to Swiss law, be validly issued as fully paid and non-assessable.

        4. If the issuance of Common Shares is conducted as described in the Registration Statement, the holders of outstanding Common Shares of Alcon are not and will not be entitled to pre-emptive or other rights to acquire the Common Shares being offered in the Offering.

4. QUALIFICATIONS

     The above opinion is subject to the following qualifications:

        (x) we are admitted to the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction.

        (y) This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws are subject to change.

          (z) We express no opinion on the correctness or completeness of the Registration Statement.

                                    *  *  *

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated there under by the United States Securities and Exchange Commission.

     This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Very sincerely yours,
HOMBURGER RECHTSANWALTE

/s/ Daniel Daeniker


Dr. Daniel Daeniker